Exhibit 15.2

25 April 2025	Our Ref: MRC/KH/P3886-H27848

PONY AI INC.

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Dear Sir or Madam

PONY AI INC.

FOrm 20-F

We consent to the reference to our firm under the heading “Item 10.E. Taxation — Cayman Islands Taxation” in the Annual Report on Form 20-F of Pony AI Inc. for the year ended December 31, 2024 (the “Annual Report”), which will be filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the Registration Statement (No. 333-284886) on Form S-8.

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ WALKERS (HONG KONG)
Walkers (HONG KONG)